                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 22, 2000


                               TIME WARNER INC.
            (Exact name of registrant as specified in its charter)

        Delaware                           1-12259              13-3527249
----------------------------             -----------       -------------------
(State or other jurisdiction             (Commission         (I.R.S. Employer
       of incorporation)                 File Number)      Identification No.)



                   75 Rockefeller Plaza, New York, NY 10019
                   ----------------------------------------
             (Address of principal executive offices)  (zip code)

                                (212) 484-8000
              --------------------------------------------------
             (Registrant's telephone number, including area code)

                                Not Applicable
             -----------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. Other Events

Pro Forma Consolidated Condensed Financial Statements

     As described more fully in Time Warner Inc.'s ("Time Warner") Current Report on Form 8-K dated January 10, 2000, America Online, Inc. ("America Online") and Time Warner entered into an Agreement and Plan of Merger dated as of January 10, 2000 (the "merger"). As part of the merger, America Online and Time Warner will form a new holding company ("AOL Time Warner") which will be the parent of two wholly owned subsidiaries, America Online and Time Warner.

     The following pro forma consolidated condensed financial statements are presented to illustrate the effects of the merger on the historical financial position and operating results of America Online and Time Warner. Because America Online and Time Warner have different fiscal years, and the combined company will adopt the calendar year-end of Time Warner, pro forma operating results are presented on two different bases: (1) a June 30 fiscal-year basis, which is consistent with America Online's historical fiscal year-end and (2) a December 31 calendar-year basis, which is consistent with both Time Warner's historical fiscal year-end and that of AOL Time Warner going forward. Management believes that it is meaningful to present pro forma financial information based on the calendar year-end of the combined company to facilitate an analysis of the pro forma effects of the merger.

     The following pro forma consolidated condensed balance sheet of AOL Time Warner at March 31, 2000 gives effect to the merger as if it occurred as of that date. On a June 30 fiscal-year basis, the pro forma consolidated condensed statements of operations of AOL Time Warner for the nine months ended March 31, 2000 and the year ended June 30, 1999 give effect to the merger as if it occurred as of July 1, 1998. On a December 31 calendar-year basis, the pro forma consolidated condensed statement of operations of AOL Time Warner for the three months ended March 31, 2000 and the year ended December 31, 1999 give effect to the merger as if it occurred as of January 1, 1999. In addition, the pro forma consolidated condensed statement of operations of AOL Time Warner for the year ended June 30, 1999 also gives effect to Time Warner's consolidation of the operating results of Time Warner Entertainment Company, L.P. ("TWE") and certain related companies, which were formerly accounted for under the equity method of accounting, as described more fully in Time Warner's Current Report on Form 8-K dated August 3, 1999.

     The pro forma consolidated condensed financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of each of America Online, Time Warner and TWE. For America Online, those financial statements are included in America Online's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as amended, and its Annual Report on Form 10-K for the year ended June 30, 1999, which are incorporated herein by reference, and which have been adjusted for a 2-for-1 common stock split in November 1999. For Time Warner and TWE, those financial statements are included in Time Warner's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and its Annual Report on Form 10-K for the year ended December 31, 1999, which are incorporated herein by reference.

     The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of AOL Time Warner that would have occurred had the merger been consummated as of the dates indicated. In addition, the pro forma consolidated condensed financial statements are not necessarily indicative of the future financial condition or operating results of AOL Time Warner.

The Merger

     The merger will be structured as a stock-for-stock exchange. America Online and Time Warner will initially form a new holding company called AOL Time Warner. AOL Time Warner will thereafter form two wholly owned subsidiaries. Upon the closing of the transaction, one such subsidiary will merge with and into America Online and one such subsidiary will merge with and into Time Warner. As a result, America Online and Time Warner will become wholly owned subsidiaries of AOL Time Warner. As part of the merger, each issued and outstanding share of each class of common stock of Time Warner will be converted into 1.5 shares of an identical series of common stock of AOL Time Warner. In addition, each issued and outstanding share of each class of preferred stock of Time Warner will be converted into one share of preferred stock of AOL Time Warner, which will have substantially identical terms except that such shares will be convertible into approximately 6.25 shares of AOL Time Warner common stock. Lastly, each issued and outstanding share of capital stock of America Online will be converted into one share of an identical series of capital stock of AOL Time Warner.

     As a result of the merger, it is anticipated that the former shareholders of America Online will have an approximate 55% interest in AOL Time Warner and that the former shareholders of Time Warner will have an approximate 45% interest in AOL Time Warner, expressed on a fully diluted basis. The merger is expected to be accounted for by AOL Time Warner as an acquisition of Time Warner under the purchase method of accounting for business combinations.

     Pro forma adjustments for the merger include:

     . the issuance of approximately 2.0 billion shares of AOL Time Warner common stock and AOL Time Warner Series LMCN-V common stock in exchange for all of the 1.3 billion outstanding shares of Time Warner common stock and Series LMCN-V common stock;

     . the issuance of approximately 5.4 million shares of AOL Time Warner preferred stock in exchange for all of the 5.4 million outstanding shares of Time Warner preferred stock;

     . the issuance of options to purchase approximately 196 million shares of AOL Time Warner common stock in exchange for all of the outstanding options to purchase 131 million shares of Time Warner common stock; and

     . the incurrence of approximately $300 million of transaction costs by America Online and Time Warner, including legal, investment banking and registration fees.

     No pro forma adjustments are necessary to reflect the merger of America Online into a separate wholly owned subsidiary of AOL Time Warner because America Online's net assets will be recorded at their historical cost basis and the exchange ratio for America Online common stock is one to one. In addition, in December 1999, America Online agreed to acquire MapQuest.com, Inc. ("MapQuest"). Further, in January 2000, Time Warner agreed to form a global music joint venture with EMI Group plc. Because these transactions are not significant to the consolidated condensed balance sheet of AOL Time Warner or to pro forma net income of AOL Time Warner for any of the periods presented herein, such transactions have not been reflected in these pro forma financial statements.

     Management expects that the strategic benefits of the merger will result in incremental revenue opportunities for the combined company. Those opportunities include, but are not limited to, the ability to cross-promote the combined company's products and services and the ability to offer consumers expanded broadband and online services. However, such incremental revenues have not been reflected in the accompanying pro forma consolidated condensed statements of operations of AOL Time Warner.

     The merger is expected to close in the fall of 2000 and is subject to customary closing conditions, including the approval of the shareholders of each of America Online and Time Warner and all necessary regulatory approvals. There can be no assurance that such approvals will be obtained.

     Under the purchase method of accounting, the estimated cost of approximately $147 billion to acquire Time Warner, including transaction costs, will be allocated to its underlying net assets in proportion to their respective fair values. Any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of the purchase price, including transaction costs, over the book value of the net assets to be acquired has been made to goodwill and other intangible assets. Management expects that the other intangible assets, and their respective weighted-average amortization periods, will include:

                                                                   Amortization
                                                                      period
                                                                      ------
     Film libraries, cable television franchises and music
          catalogue and copyrights...............................   20-25 years
     Trademarks and brands.......................................   35-40 years
     Other identifiable intangible assets........................    3-10 years

     At this time, the work needed to provide the basis for estimating these fair values and related amortization periods has not been completed. As a result, the final allocation of the excess of purchase price over the book value of the net assets acquired could differ materially. The pro forma consolidated condensed financial statements reflect a preliminary allocation to goodwill and other intangible assets assuming a weighted-average amortization period of twenty-five years. The final purchase price allocation may result in a different weighted-average amortization period for intangible assets than that presented in these pro forma consolidated condensed financial statements. Accordingly, a change in the amortization period would impact the amount of annual amortization expense. The following table shows the effect on pro forma loss applicable to common shares for a range of weighted-average useful lives:

                                                             Nine Months                  Three Months
                                                                Ended        Year Ended       Ended           Year Ended
                                                              March 31,       June 30,      March 31,        December 31,
Weighted-average useful life                                     2000           1999           2000              1999
----------------------------                                     ----           ----           ----              ----
                                                                                   (in millions)
  Twenty-five years (as disclosed in these pro forma
   financial statements)....................................    $(2,116)      $(4,329)      $(1,044)          $(2,574)
  Twenty years..............................................    $(3,254)      $(5,846)      $(1,424)          $(4,091)
  Thirty years..............................................    $(1,358)      $(3,318)      $  (791)          $(1,563)

     AOL Time Warner will periodically review the carrying value of the acquired goodwill for acquired businesses to determine whether an impairment may exist. AOL Time Warner will consider relevant cash flow information, including estimated future operating results, trends and other available information, in assessing whether the carrying value of goodwill can be recovered. If it is determined that the carrying value of goodwill will not be recovered from the undiscounted future cash flows of acquired businesses, the carrying value of such goodwill would be considered impaired and reduced by a charge to operations in the amount of the impairment. An impairment charge is measured as any deficiency in the amount of estimated undiscounted cash flows of acquired businesses available to recover the carrying value related to goodwill.

Accounting Changes

Revenue Classification Changes

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), which will be effective for Time Warner in the quarter ended June 30, 2000. SAB 101 will not be effective for America Online until the quarter ended September 30, 2000. SAB 101 clarifies certain existing accounting principles for the recognition and classification of revenues in financial statements. While America Online's and Time Warner's existing revenue recognition policies are consistent with the provisions of SAB 101, the new rules are expected to result in some changes as to how the filmed entertainment industry classifies its revenues, particularly relating to distribution arrangements for third-party and co-financed joint venture product. As a result, America Online and Time Warner are in the process of evaluating the overall impact of SAB 101 on their respective consolidated financial statements. It is expected that both annual revenues and costs of Time Warner's filmed entertainment businesses will be reduced by an equal amount of approximately $1.5 to $2 billion as a result of these classification changes. However, other aspects of SAB 101 are not expected to have a significant effect on AOL Time Warner's pro forma consolidated condensed financial statements.

Impact of Changes in Accounting for Employee Stock Options

AOL Time Warner is expected to account for its stock option plans in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees. In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, which contains rules designed to clarify the application of APB Opinion No. 25. FASB Interpretation No. 44 will be effective on July 1, 2000 and AOL Time Warner will adopt it at that time.

Among other matters, the provisions of FASB Interpretation No. 44 will change the accounting for an exchange of unvested employee stock options and restricted stock awards in a purchase business combination. The new rules require the intrinsic value of the unvested awards to be allocated to unearned compensation and recognized as non cash compensation cost over the remaining future vesting period. The ultimate amount to be allocated to unearned compensation will be based on the stock price of America Online common stock and the number of Time Warner's unvested employee stock options and restricted stock awards on the date the merger is completed. Based on the March 31, 2000 market price of America Online common stock, and the number of Time Warner's unvested employee stock options and restricted stock awards at that date, these new provisions would increase pro forma net loss and net loss per common share by $26 million and $0.01 per common share for the nine months ended March 31, 2000; $34 million and $0.01 per common share for the year ended June 30, 1999; $9 million and less than a $0.01 impact per common share for the three months ended March 31, 2000; and $34 million and $0.01 per common share for the year ended December 31, 1999.

                             AOL TIME WARNER INC.
                PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                March 31, 2000
                           (in millions, unaudited)

                                                                                                                   AOL
                                                                                Time           Pro Forma        Time Warner
                                                                  AOL(a)      Warner(b)      Adjustments(c)      Pro Forma
                                                                  ------      ---------      --------------      ---------
ASSETS
Cash and equivalents.........................................    $ 2,655       $   848         $     --            $  3,503
Other current assets.........................................      1,545         8,028               --               9,573
                                                                 -------       -------         --------            --------
  Total current assets.......................................      4,200         8,876               --              13,076

Noncurrent inventories.......................................         --         4,233               --               4,233
Investments..................................................      4,791         2,134               --               6,925
Property, plant and equipment, net...........................        991         8,933               --               9,924
Goodwill and other intangibles, net..........................        432        24,507          174,386             199,325
Other assets.................................................        375         1,530               --               1,905
                                                                 -------       -------         --------            --------
  Total assets...............................................    $10,789       $50,213         $174,386            $235,388
                                                                 =======       =======         ========            ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities....................................    $ 2,323       $ 8,649         $    300            $ 11,272
Long-term debt and other obligations/(1)/....................      1,625        19,554               --              21,179
Deferred income taxes........................................         --         4,033           34,476              38,509
Other long-term liabilities..................................        422         4,548               --               4,970
Minority interests...........................................         --         3,165               --               3,165

Shareholders' Equity
Preferred stock..............................................         --             1               --                   1
Series LMCN-V common stock...................................         --             1               --                   1
Common stock.................................................         23            12                6                  41
Paid-in capital..............................................      4,283        14,745          135,109             154,137
Accumulated earnings (deficit)...............................      1,051        (4,553)           4,553               1,051
Accumulated other comprehensive income.......................      1,062            58              (58)              1,062
                                                                 -------       -------         --------            --------

  Total shareholders' equity.................................      6,419        10,264          139,610             156,293
                                                                 -------       -------         --------            --------

  Total liabilities and shareholders' equity.................    $10,789       $50,213         $174,386            $235,388
                                                                 =======       =======         ========            ========

___________________
/(1)/ For Time Warner, includes $1.245 billion of borrowings against future stock option proceeds and $575 million of mandatorily redeemable preferred securities of subsidiaries.

See accompanying notes.

                             AOL TIME WARNER INC.
          NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                  (unaudited)

(a) Reflects the historical financial position of America Online at March 31, 2000.

(b) Reflects the historical financial position of Time Warner at March 31, 2000.

(c)  Pro forma adjustments to record the merger as of March 31, 2000 reflect:

     .    an increase in equity of $133.671 billion relating to the issuance of
          1.973 billion shares of AOL Time Warner common stock (including the issuance of 171.2 million shares relating to the conversion of 114.1 million outstanding shares of Time Warner's Series LMCN-V common stock into an identical class of common stock of AOL Time Warner Series LMCN-V common stock), $0.01 par value per share, in exchange for approximately 1.315 billion outstanding shares of Time Warner common stock, based on an exchange ratio of 1.5 to 1. The AOL Time Warner common stock to be issued was valued based on a price per share of $67.75, which is the average market price of the America Online common stock for a few days before and after the date the merger was announced;

     . an increase in equity of $2.270 billion relating to the issuance of approximately 5.361 million shares of AOL Time Warner preferred stock, $0.10 par value per share, in exchange for all outstanding shares of Time Warner preferred stock. The shares of AOL Time Warner preferred stock to be issued, which will each be convertible into 6.24792 shares of AOL Time Warner common stock, were valued based on their common equivalent value of $423.30 per share;

     . an increase in equity of $10.409 billion relating to the issuance of options to purchase 196.182 million shares of AOL Time Warner common stock in exchange for all of the 130.788 million outstanding options to purchase shares of Time Warner common stock, based on a weighted-average fair value of $53.06 for all options. The fair value of the options were determined using the Black-Scholes option-pricing model and was based on the following weighted-average assumptions: expected volatility--46.3%; expected lives--5 years; a risk-free interest rate--6.37%; and expected dividend yield--0%;

     . an increase in accrued expenses of approximately $300 million relating to the incurrence of transaction costs by America Online and Time Warner, including legal, investment banking and registration fees;

     . the elimination of approximately $15.319 billion of Time Warner's pre-existing goodwill;

     . a reduction of $3.524 billion in deferred income tax liabilities and a corresponding increase in paid-in capital relating to the elimination of America Online's deferred tax valuation allowance against stock option-related tax benefits that will become realizable as a direct result of the merger;

     . a decrease in stockholders' equity of $10.264 billion relating to the elimination of Time Warner's historical shareholders' equity; and

     . the preliminary allocation of the excess of the $146.650 billion purchase price, including transaction costs, over the book value of the net assets acquired to (i) goodwill in the amount of $94.705 billion, (ii) other intangible assets in the amount of $95 billion and
          (iii) deferred income taxes in the amount of $38 billion. The final allocation of the purchase price will be determined after the completion of the merger and will be based on a comprehensive final evaluation of the fair value of Time Warner's tangible and identifiable intangible assets acquired and liabilities assumed at the time of the merger. The preliminary allocation is summarized in the following table:

                             AOL TIME WARNER INC.
                 NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED
                          BALANCE SHEET--(Continued)
                                  (unaudited)

Calculation of Purchase Price:                      (in millions)
     Common stock.................................      $133,671
     Preferred stock..............................         2,270
     Stock options................................        10,409
     Transaction costs............................           300
                                                        --------

          Total purchase price....................      $146,650
                                                        ========

Allocation of Purchase Price:                        (in millions)

  Assets:
     Time Warner's historical assets..............      $ 50,213
     Eliminate Time Warner's historical goodwill..       (15,319)
     New goodwill.................................        94,705
     Other intangible assets......................        95,000

  Liabilities:
     Time Warner's historical liabilities.........       (39,949)
     Deferred income taxes........................       (38,000)
                                                        --------

          Total purchase price.......................   $146,650
                                                        ========

     Time Warner's other assets and liabilities have not been adjusted because their cost approximates fair value in all material respects.

     A reconciliation of the above adjustments to reflect the merger is set forth below:

                               Issuance of                 Elimination of  Allocation of   Elimination of  Elimination of
                              Common Stock,    Increase    Time Warner's      Excess       AOL's Deferred  Time Warner's    Total
                              Preferred Stock  in Accrued    Historical      Purchase      Tax Valuation     Historical   Pro Forma
                               and Options      Expenses      Goodwill         Price         Allowance         Equity    Adjustments
                               -----------      --------      --------         -----         ---------         ------    -----------
                                                                            (in millions)
Goodwill and other
 intangibles, net...........  $     --           $ --        $(15,319)       $189,705        $    --        $     --      $174,386
Total current liabilities...        --            300            --              --               --              --           300
Deferred income taxes.......        --             --            --            38,000         (3,524)             --        34,476
Preferred stock.............         1             --            --              --               --              (1)          --
Series LMCN-V common stock..         1             --            --              --               --              (1)           --
Common stock................        18             --            --              --               --             (12)            6
Paid-in capital.............   146,330             --            --              --            3,524         (14,745)      135,109
Accumulated earnings
 (deficit)..................        --             --            --              --               --           4,553         4,553
Accumulated other
 comprehensive
 income.....................        --             --            --              --               --             (58)         (58)

                             AOL TIME WARNER INC.
           PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       Nine Months Ended March 31, 2000
              (in millions, except per share amounts, unaudited)

                                                                                                                          AOL
                                                                                  Time              Pro Forma         Time Warner
                                                             AOL(d)            Warner(e)         Adjustments(f)        Pro Forma
                                                             ------            ---------         --------------        ---------
Revenues................................................     $ 4,924            $ 21,260             $     --           $ 26,184

Cost of revenues/(1)/...................................      (2,558)            (11,756)                  --            (14,314)
Selling, general and administrative/(1)/................      (1,272)             (5,753)                  --             (7,025)
Amortization of goodwill and other intangible assets....         (55)               (992)              (5,278)            (6,325)
Gain on sale or exchange of cable systems and
 investments............................................          --               1,504                   --              1,504
Gain on sale of interest in CanalSatellite..............          --                  97                   --                 97
Merger, restructuring and other charges.................          (5)               (106)                  --               (111)
                                                            --------           ---------            ---------           --------

Business segment operating income (loss)(g).............       1,034               4,254               (5,278)                10
Interest and other, net.................................         533              (1,861)                  --             (1,328)
Corporate expenses......................................         (74)               (126)                  --               (200)
Minority interest.......................................          --                (199)                  --               (199)
                                                            --------           ---------            ---------           --------

Income (loss) before income taxes.......................       1,493               2,068               (5,278)            (1,717)
Income tax benefit (provision)..........................        (583)               (935)               1,140               (378)
                                                            --------           ---------            ---------           --------

Income (loss) before extraordinary item.................         910               1,133               (4,138)            (2,095)
Preferred dividend requirements.........................          --                 (21)                  --                (21)
                                                            --------           ---------            ---------           --------

Income (loss) applicable to common shares before
  extraordinary item....................................     $   910            $  1,112             $ (4,138)          $ (2,116)
                                                            ========           =========            =========          =========

Income (loss) per common share before extraordinary
 item:
    Basic...............................................     $  0.40            $   0.86                                $  (0.50)
                                                            ========           =========                               =========
    Diluted.............................................     $  0.35            $   0.84                                $  (0.50)
                                                            ========           =========                               =========

Average common shares:
    Basic...............................................       2,255               1,293                                   4,195
                                                            ========           =========                               =========
    Diluted.............................................       2,593               1,395                                   4,195
                                                            ========           =========                               =========
_________________
 /(1)/ Includes depreciation expense of:................     $   211            $    954             $     --           $  1,165
                                                            ========           =========            =========          =========

See accompanying notes.

                             AOL TIME WARNER INC.
           PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                           Year Ended June 30, 1999
              (in millions, except per share amounts, unaudited)

                                                                                                                      AOL
                                                                                  Time            Pro Forma       Time Warner
                                                                  AOL(d)         Warner(h)     Adjustments(f)      Pro Forma
                                                                  ------         ---------     --------------      ---------
Revenues....................................................      $ 4,777        $ 26,482           $    --         $ 31,259

Cost of revenues/(1)/.......................................       (2,657)        (14,638)               --          (17,295)
Selling, general and administrative/(1)/....................       (1,431)         (7,162)               --           (8,593)
Amortization of goodwill and other intangible assets........          (65)         (1,272)           (7,055)          (8,392)
Gain on sale or exchange of cable systems and
 investments................................................           --             795                --              795
Gain on early termination of video distribution                        --             215                --              215
 agreement..................................................
Merger, restructuring and other charges.....................          (95)             --                --              (95)
                                                                 --------       ---------          --------        ---------

Business segment operating income (loss)(g).................          529           4,420            (7,055)          (2,106)
Interest and other, net.....................................          638          (2,040)               --           (1,402)
Corporate expenses..........................................          (71)           (164)               --             (235)
Minority interest...........................................           --            (485)               --             (485)
                                                                 --------       ---------          --------        ---------

Income (loss) before income taxes...........................        1,096           1,731            (7,055)          (4,228)
Income tax benefit (provision)..............................         (334)           (871)            1,520              315
                                                                 --------       ---------          --------        ---------

Net income (loss)...........................................          762             860            (5,535)          (3,913)
Preferred dividend requirements.............................           --            (416)               --             (416)
                                                                 --------       ---------          --------        ---------

Net income (loss) applicable to common shares...............      $   762        $    444           $(5,535)        $ (4,329)
                                                                 ========       =========          ========        =========

Net income (loss) per common share:
  Basic.....................................................      $  0.37        $   0.36                           $  (1.10)
                                                                 ========       =========                          =========
  Diluted...................................................      $  0.30        $   0.36                           $  (1.10)
                                                                 ========       =========                          =========

Average common shares:
  Basic.....................................................        2,081           1,231                              3,928
                                                                 ========       =========                          =========
  Diluted...................................................        2,555           1,231                              3,928
                                                                 ========       =========                          =========

 /(1)/ Includes depreciation expense of:....................      $   233        $  1,230           $    --         $  1,463
                                                                 ========       =========          ========        =========


See accompanying notes.

                             AOL TIME WARNER INC.
           NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS
                                 OF OPERATIONS
                                  (unaudited)

(d) Reflects the historical operating results of America Online for the nine months ended March 31, 2000 and the year ended June 30, 1999. Outstanding share and per share information for America Online have been restated to reflect a 2-for-1 common stock split which occurred in November 1999. Finally, various reclassifications have been made to conform to AOL Time Warner's combined financial statement presentation.

(e) Reflects the historical operating results of Time Warner for the nine months ended March 31, 2000, including various reclassifications that have been made to conform to AOL Time Warner's combined financial statement presentation.

(f) Pro forma adjustments to record the merger for the nine months ended March 31, 2000 and the year ended June 30, 1999 reflect:

    . increases of $5.691 billion and $7.588 billion, respectively, in amortization of goodwill and other intangible assets relating to the amortization of the excess of the purchase price to acquire Time Warner over the book value of its net assets acquired, which has been allocated to goodwill and other intangible assets, and are each amortized on a straight-line basis over a twenty-five year weighted-average period;

    . decreases of $413 million and $533 million, respectively, in amortization of goodwill and other intangible assets relating to the elimination of Time Warner's amortization of pre-existing goodwill; and

    . increases of $1.140 billion and $1.520 billion, respectively, in income tax benefits, provided at a 40% tax rate, on the aggregate pro forma reduction in pretax income before goodwill amortization.

    In addition, pro forma net income (loss) per common share has been adjusted to reflect the issuance of additional shares of AOL Time Warner common stock in the merger, based on Time Warner's historical weighted-average shares outstanding for the periods presented and an exchange ratio of 1.5 to 1. Because the effect of stock options and other convertible securities would be antidilutive to AOL Time Warner, dilutive per share amounts on a pro forma basis are the same as basic per share amounts.

(g) EBITDA consists of business segment operating income (loss) before depreciation and amortization. AOL Time Warner considers EBITDA an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of AOL Time Warner, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. This definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

    Pro forma EBITDA for AOL Time Warner includes a number of significant and nonrecurring items. Set forth below for each period is a reconciliation of pro forma EBITDA to a normalized measure of pro forma EBITDA that excludes the effect of the significant and nonrecurring items.

                                                                                          Nine Months
                                                                                             Ended          Year Ended
                                                                                           March 31,         June 30,
                                                                                             2000              1999
                                                                                          ----------        ----------
                                                                                                (in millions)
    Pro forma EBITDA................................................................        $7,500            $7,749
                                                                                            ======            ======

    Increase in pro forma EBITDA....................................................        $1,490            $  890
                                                                                            ======            ======

    Adjusted EBITDA.................................................................        $6,010            $6,859
                                                                                            ======            ======

                             AOL TIME WARNER INC.
           NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS
                          OF OPERATIONS--(Continued)
                                  (unaudited)


     The increase in pro forma EBITDA includes the following significant and nonrecurring items:

                                                                                          Nine Months
                                                                                             Ended          Year Ended
                                                                                           March 31,          June 30,
                                                                                             2000               1999
                                                                                          ----------        ----------
                                                                                                  (in millions)
    Items related to America Online include:

       Merger, restructuring and other charges......................................        $   (5)            $ (95)
       Transition costs.............................................................            --               (25)

    Items related to Time Warner include:

       Gain on sale or exchange of cable systems and investments....................         1,504               795
       Write-down of retail store assets............................................          (106)               --
       Gain on sale of interest in CanalSatellite...................................            97                --
       Gain on early termination of long-term, home video distribution agreement....            --               215
                                                                                           -------            ------

    Increase in pro forma EBITDA....................................................        $1,490             $ 890
                                                                                           =======            ======

    The items above related to America Online are described more fully in America Online's Quarterly Report on Form 10-Q for the nine months ended March 31, 2000, as amended, and Annual Report on Form 10-K for the year ended June 30, 1999. The above items related to Time Warner are described more fully in Time Warner's Quarterly Report on Form 10-Q for the three months ended March 31, 2000 and Annual Report on Form 10-K for the year ended December 31, 1999. These filings are incorporated herein by reference.

(h) Reflects the historical operating results of Time Warner for the year ended June 30, 1999, as adjusted to reflect Time Warner's consolidation for all periods prior to 1999. In order to conform Time Warner's fiscal year-end from a calendar year basis to America Online's June 30 year-end, Time Warner's historical operating results have been derived from the combination of Time Warner's quarterly historical operating results for the year ended June 30, 1999. In addition, Time Warner's historical operating results for this period have been adjusted to reflect Time Warner's consolidation of TWE and certain related companies for the six-month period ended December 31, 1998. During this period, Time Warner accounted for those entities under the equity method of accounting. Operating results for the year ended June 30, 1999 have been derived from the compilation of (i) the results for the six months ended June 30, 1999 included in Time Warner's Current Report on Form 8-K dated August 3, 1999, (ii) the three month pro forma results for the quarter ended September 30, 1998 included in Time Warner's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and (iii) the three month pro forma results for the quarter ended December 31, 1998 included in Time Warner's Current Report on Form 8-K dated February 2, 2000, which is incorporated by reference herein. A complete description of Time Warner's consolidation of TWE and certain related companies, and the nature of the pro forma adjustments, is included in Time Warner's Current Report on Form 8-K dated August 3, 1999.

                             AOL TIME WARNER INC.
           PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       Three Months Ended March 31, 2000
              (in millions, except per share amounts, unaudited)

                                                                                                                       AOL
                                                                                Time           Pro Forma           Time Warner
                                                                  AOL(i)      Warner (j)      Adjustments(k)         Pro Forma
                                                                 --------     ----------     ---------------       -----------
Revenues...................................................        $1,836       $  6,549         $        --           $ 8,385
Cost of revenues/(1)/......................................          (937)        (3,661)                 --            (4,598)
Selling, general and administrative/(1)/...................          (471)        (1,745)                 --            (2,216)
Amortization of goodwill and other intangible assets.......           (20)          (330)             (1,760)           (2,110)
Gain on sale or exchange of cable systems and investments..            --             28                  --                28
                                                                  -------       --------         -----------       -----------

Business segment operating income (loss)(l)................           408            841              (1,760)             (511)
Interest and other, net....................................           336           (808)                 --              (472)
Corporate expenses.........................................           (27)           (43)                 --               (70)
Minority interest..........................................            --            (54)                 --               (54)
                                                                  -------       --------         -----------       -----------

Income tax benefit (provision).............................           717            (64)             (1,760)           (1,107)
Income (loss) before income taxes..........................          (280)           (32)                380                68
                                                                  -------       --------         -----------       -----------

Income (loss) before extraordinary item....................           437            (96)             (1,380)           (1,039)
Preferred dividend requirements............................            --             (5)                 --                (5)
                                                                  -------       --------         -----------       -----------

Income (loss) applicable to common shares before
  extraordinary item.......................................       $   437       $   (101)        $    (1,380)      $    (1,044)
                                                                  =======       ========         ===========       ===========

Income (loss) per common share before extraordinary item:
    Basic..................................................       $  0.19       $  (0.08)                          $     (0.25)
                                                                  =======       ========                           ===========

    Diluted................................................       $  0.17       $  (0.08)                          $     (0.25)
                                                                  =======       ========                           ===========

Average common shares:
    Basic..................................................         2,287          1,302                                 4,240
                                                                  =======       ========                           ===========

    Diluted................................................         2,595          1,302                                 4,240
                                                                  =======       ========                           ===========
   ___________________
  /(1)/ Includes depreciation expense of:..................       $    89       $    308         $        --       $       397
                                                                  =======       ========         ===========       ===========

See accompanying notes.

                             AOL TIME WARNER INC.
           PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                         Year Ended December 31, 1999
              (in millions, except per share amounts, unaudited)

                                                                                                                      AOL
                                                                                  Time           Pro Forma        Time Warner
                                                                  AOL(i)       Warner(j)       Adjustments(k)      Pro Forma
                                                                  ------       ---------       --------------      ---------
Revenues.....................................................    $ 5,718        $ 27,333           $      --         $ 33,051

Cost of revenues/(1)/........................................     (3,055)        (14,943)                 --          (17,998)
Selling, general and administrative/(1)/.....................     (1,572)         (7,513)                 --           (9,085)
Amortization of goodwill and other intangible assets.........        (68)         (1,279)             (7,046)          (8,393)
Gain on sale or exchange of cable systems and investments....         --           2,247                  --            2,247
Gain on early termination of video distribution agreement....         --             215                  --              215
Gain on sale of interest in CanalSatellite...................         --              97                  --               97
Merger, restructuring and other charges......................        (98)           (106)                 --             (204)
                                                                 -------        --------          ----------         --------

Business segment operating income (loss)(l)..................        925           6,051              (7,046)             (70)
Interest and other, net......................................        814          (1,913)                 --           (1,099)
Corporate expenses...........................................        (88)           (163)                 --             (251)
Minority interest............................................         --            (475)                 --             (475)
                                                                 -------        --------          ----------         --------


Income (loss) before income taxes............................      1,651           3,500              (7,046)          (1,895)
Income tax benefit (provision)...............................       (607)         (1,540)              1,520             (627)
                                                                 -------        --------          ----------         --------

Income (loss) before extraordinary item......................      1,044           1,960              (5,526)          (2,522)
Preferred dividend requirements..............................         --             (52)                 --              (52)
                                                                 -------        --------          ----------         --------

Income (loss) applicable to common shares before
     extraordinary item                                          $ 1,044        $  1,908           $  (5,526)        $ (2,574)
                                                                 =======        ========          ==========         ========


Income (loss) per common share before extraordinary item:
     Basic...................................................    $  0.48        $   1.51                             $  (0.63)
                                                                 =======        ========                             ========
     Diluted.................................................    $  0.41        $   1.43                             $  (0.63)
                                                                 =======        ========                             ========

Average common shares:
     Basic...................................................      2,189           1,267                                4,090
                                                                 =======        ========                             ========
     Diluted.................................................      2,587           1,398                                4,090
                                                                 =======        ========                             ========
___________________
/(1) /Includes depreciation expense of:......................    $   248        $  1,231           $      --         $  1,479
                                                                 =======        ========          ==========         ========

See accompanying notes.

                             AOL TIME WARNER INC.
           NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS
                          OF OPERATIONS--(Continued)
                                  (unaudited)


(i) Reflects the historical operating results of America Online for the three months ended March 31, 2000 and the year ended December 31, 1999. In order to conform America Online's fiscal year end of June 30 to a calendar-year basis, these operating results have been derived from the combination of America Online's quarterly historical operating results for such periods. In addition, outstanding share and per share information for America Online has been restated to reflect a 2-for-1 common stock split which occurred in November 1999. Finally, various reclassifications have been made to conform to AOL Time Warner's combined financial statement presentation.

(j) Reflects the pro forma operating results of Time Warner for the three months ended March 31, 2000 and the year ended December 31, 1999, including various reclassifications that have been made to conform to AOL Time Warner's combined financial statement presentation.

(k) Pro forma adjustments to record the merger for the three months ended March 31, 2000 and the year ended December 31, 1999 reflect:

     . increases of $1.897 billion and $7.588 billion, respectively, in amortization of goodwill and other intangible assets relating to the amortization of the excess of the purchase price to acquire Time Warner over the book value of its net assets acquired, which has been allocated to goodwill and other intangible assets and are amortized on a straight-line basis over a twenty-five year weighted-average period;

     . decreases of $137 million and $542 million, respectively, in amortization of goodwill and other intangible assets relating to the elimination of Time Warner's amortization of pre-existing goodwill; and

     . increases of $380 million and $1.520 billion, respectively, in income tax benefits, provided at a 40% tax rate, on the aggregate pro forma reduction in pretax income before goodwill amortization.

     In addition, pro forma net income (loss) per common share has been adjusted to reflect the issuance of additional shares of AOL Time Warner common stock in the merger, based on Time Warner's historical weighted-average shares outstanding for the periods presented and an exchange ratio of 1.5 to 1. Because the effect of stock options and other convertible securities would be antidilutive to AOL Time Warner, dilutive per share amounts on a pro forma basis are the same as basic per share amounts.

(l) EBITDA consists of business segment operating income (loss) before depreciation and amortization. AOL Time Warner considers EBITDA an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of AOL Time Warner, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. This definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

     Pro forma EBITDA for AOL Time Warner includes a number of significant and nonrecurring items. Set forth below is a reconciliation of pro forma EBITDA to a normalized measure of pro forma EBITDA that excludes the effect of the significant and nonrecurring items.


                                               Three Months     Year Ended
                                              Ended March 31,  December 31,
                                                  2000             1999
                                              ---------------  ------------
                                                       (in millions)
          Pro forma EBITDA...................      $1,996        $9,802
                                                   ======        ======

          Increase in pro forma EBITDA.......      $   28        $2,330
                                                   ======        ======

          Adjusted EBITDA....................      $1,968        $7,472
                                                   ======        ======

                             AOL TIME WARNER INC.
           NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS
                          OF OPERATIONS--(Continued)
                                  (unaudited)

  The increase in pro forma EBITDA includes the following significant and nonrecurring items:

                                                                     Three Months
                                                                        Ended         Year Ended
                                                                      March 31,       December 31,
                                                                         2000            1999
                                                                     ----------       -----------
                                                                             (in millions)
Items related to America Online include:

     Merger, restructuring and other charges..................       $        -       $       (98)
     Transition costs.........................................                -               (25)

Items related to Time Warner include:

     Gain on sale or exchange of cable systems and
       investments............................................               28             2,247
     Gain on early termination of long-term, home video
      distribution agreement..................................                -               215
     Gain on sale of interest in CanalSatellite...............                -                97
     Write-down of retail store assets........................                -              (106)
                                                                     ----------       -----------
Increase in pro forma EBITDA..................................       $       28       $     2,330
                                                                     ==========       ===========

The items above related to America Online are described more fully in America Online's Quarterly Report on Form 10-Q for the nine months ended March 31, 2000, as amended, and Annual Report on Form 10-K for the year ended June 30, 1999. The above items related to Time Warner are described more fully in Time Warner's Quarterly Report on Form 10-Q for the three months ended March 31, 2000 and Annual Report on Form 10-K for the year ended December 31, 1999. These filings are incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a)  Unaudited Pro Forma Consolidated Condensed Financial Statements:

     (i)  Time Warner Inc.:

          (A)  Pro Forma Consolidated Condensed Balance Sheet as of March 31,
               2000;
          (B)  Notes to the Pro Forma Consolidated Condensed Balance Sheet;
          (C) Pro Forma Consolidated Condensed Statement of Operations for the nine months ended March 31, 2000;
          (D) Pro Forma Consolidated Condensed Statement of Operations for the year ended June 30, 1999;
          (E)  Notes to Pro Forma Consolidated Condensed Statements of
               Operations;
          (F) Pro Forma Consolidated Condensed Statement of Operations for the three months ended March 31, 2000;
          (G) Pro Forma Consolidated Condensed Statement of Operations for the year ended December 31, 1999; and
          (H) Notes to the Pro Forma Consolidated Condensed Statements of Operations.

(b)  Exhibits:

     (i)  Exhibit 23: Consent of Ernst & Young LLP, Independent Auditors.

     (ii) Exhibit 99(a): Financial Statements of America Online, Inc., incorporated by reference from its (i) Annual Report on Form 10-K for the year ended June 30, 1999 and (ii) Quarterly Report on Form 10-Q for the nine months ended March 31, 2000, as amended.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    TIME WARNER INC.



                                    By:       /s/ James W. Barge
                                           ------------------------------
                                    Name:  James W. Barge
                                    Title: Vice President and Controller

Date: May 19, 2000

EXHIBIT INDEX

                                                                                                         Sequential
Exhibit                                                                                                     Page
  No.                                       Description of Exhibits                                        Number
  --                                        -----------------------                                        ------
23       Consent of Ernst & Young LLP, Independent Auditors.                                                 19

99(a)    Exhibit 99(a): Financial Statements of America Online, Inc., incorporated by reference from          *
         its (i) Annual Report on Form 10-K for the year ended June 30, 1999 and (ii) Quarterly Report on Form 10-Q for the nine months ended March 31, 2000, as amended.



_______________
* Incorporated by reference.